UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2009
ISABELLA BANK CORPORATION
(Exact name of registrant as specified in its charter)
MICHIGAN
(State or other jurisdiction of incorporation)

000-18415 (Commission File Number)	38-2830092 (IRS Employer Identification No.)

401 North Main Street, Mt. Pleasant, Michigan (Address of principal executive offices)	48858-1649 (Zip Code)
Registrant’s telephone number, including area code: (989) 772-9471
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)
☐     Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Item 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b) On December 23, 2009, Isabella Bank Corporation (the “ISBA”) issued a letter to shareholders announcing that effective January 1, 2010 Richard J. Barz was appointed Chief Executive Officer of ISBA. Mr. Barz is currently President and Chief Executive Officer of Isabella Bank. Also effective January 1, 2010 Dennis P. Angner was appointed as ISBA’s President and CFO (principal financial officer). The shareholder letter is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
(d) On December 17, 2009, the ISBA Board of Directors (the “Board”) voted to expand the Board from ten to fifteen directors and appointed, effective January 1, 2010, Joseph LaFramboise, Thomas Kleinhardt, G. Charles Hubscher, Jeffrey Barnes and Dianne Morey to serve on the Board for the terms noted below. The Board has determined that each new director is an “independent director” within the meaning of applicable rules and regulations of the Securities and Exchange Commission. The shareholder letter noted in response to Item 5.02(b) of this Current Report also announced these appointments.
Joseph LaFramboise (60) has been a director of Isabella Bank since September 17, 2007 is the Chairman of the Bank’s Loan Committee and a member of the Bank’s Trust and Audit Committees. He is a retired Sales and Marketing Executive of Ford Motor Company. Mr. LaFramboise is Ambassador of Eagle Village in Evart, Michigan and is a resident of Stanwood, Michigan. His term as ISBA director will run until ISBA’s annual meeting of shareholders in 2010.
Thomas Kleinhardt (55) has been a director of Isabella Bank since May 11, 2004 is the Chairman of the Bank’s Finance & Investment Committee and a member of the Bank’s Audit and Loan Committees. Mr. Kleinhardt also serves as a director of Isabella Bank Corporation’s subsidiary, Financial Group Information Services, Inc. Mr. Kleinhardt is President of McGuire Chevrolet, is active in the Clare Kiwanis Club, and coaches Clare High School’s Junior Varsity Girls Basketball. He is a resident of Clare, Michigan. His term as ISBA director will run until ISBA’s annual meeting of shareholders in 2010.
G. Charles Hubscher (56) has been a director of Isabella Bank since May 11, 2004 is the Chairman of the Bank’s Trust Committee and a member of the Bank’s Audit and Loan Committees. Mr. Hubscher is the President of Hubscher and Son, Inc. a sand and gravel producer. He is a director of the National Stone and Gravel Association, the Michigan Aggregates Association, and a member of Zoning Board of Appeals for Deerfield Township. He is a resident of Mt. Pleasant, Michigan. His term as ISBA director will run until ISBA’s annual meeting of shareholders in 2011.
Jeffrey Barnes (47) has been a director of Isabella Bank since September 17, 2007is a member of the Bank’s Trust and Finance & Investment Committees. Dr Barnes is a physician and owner of Central Eye Consultants. He is a member of the Central Michigan Community Hospital Board and resides in Weidman Michigan. His term as ISBA director will run until ISBA’s annual meeting of shareholders in 2011.
Dianne Morey (63) has been a director of Isabella Bank since December 11, 2000 is a member of the Bank’s Audit and Trust Committees. Mrs. Morey is an owner of Bandit Industries, Inc, a forestry equipment manufacturer. She is a Trustee of the Mt Pleasant Area Community Foundation and lives in Mt Pleasant, Michigan. Her term as ISBA director will run until ISBA’s annual meeting of shareholders in 2012.

Item 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     On December 17, 2009, the Board voted to amend Article III, Section 1, of ISBA’s Bylaws, effective January 1, 2010. The amendment clarifies the ability of the Board to appoint directors to fill vacancies in the Board, including a vacancy resulting from the increase in the number of directors. A copy of the Amendment is attached to this Current Report as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01 OTHER EVENTS
On December 23, 2009, ISBA issued a press release announcing that ISBA’s Board has declared a $0.13 per share fourth quarter cash dividend and a $0.19 per share special cash dividend, to shareholders of record on December 17, 2009. A copy of the press release announcing the dividend declarations is furnished with this Form 8-K as Exhibit 99.2.
In conjunction with the December 23, 2009, press release, ISBA issued a letter to ISBA shareholders. The ISBA shareholder letter is included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit No.	Description

3.1	Bylaw amendment dated December 17, 2009.

99.1	Shareholder letter

99.2	Press Release
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISABELLA BANK CORPORATION
Dated: December 23, 2009.	By:	/s/ Dennis P. Angner
Dennis P. Angner, President